                                                                     Page 1 of 2
                                                                    Exhibit (11)


                               THE LTV CORPORATION
                  Calculation of Basic Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)


                                                    Year Ended                   Year Ended                     Year Ended
                                                December 31, 1997             December 31, 1996              December 31, 1995
                                           ----------------------------- -----------------------------  ----------------------------
                                             Shares    Amount     EPS      Shares     Amount     EPS      Shares   Amount      EPS
                                           --------- --------- --------- ---------- --------- --------  --------  ---------  -------

Income from continuing operations                      $   30                        $ 109                       $  185

Preferred stock dividend requirements                      (2)                          (2)                          (2)
                                                       -------                       ------                      -------
                                                           28                          107                          183

Weighted average share base:
  Shares deemed issued pursuant to Joint Plan  60,413                       60,413                      60,409
  Shares issued through public offerings       36,610                       36,610                      36,610
  Shares issued upon exercise of Series A
      Warrants and stock options                  123                          122                         121
  Shares repurchased pursuant to share
      repurchase program                       (1,923)                           -                           -

Common Stock issued (or obligated to issue)
  on June 28, 1994:
      Common Stock held for issuance            3,328                        3,328                       3,328
      Series A Preferred Stock                  3,328                        3,328                       3,328
      LTV Steel ESOP                            1,494                        1,494                       1,498
      IRS Settlement Agreement                     65                           65                          65
                                             ---------                   ----------                  ----------
                                                8,215                        8,215                       8,219
                                             --------- -------           ----------  ------          ----------  -------
                                              103,438  $   28              105,360   $ 107             105,359   $  183
                                             ========= =======           ==========  ======          ==========  =======

BASIC EARNINGS PER SHARE                                        $  0.27                      $ 1.01                        $ 1.73
                                                                =======                      ======                        ======

                                                                     Page 2 of 2
                                                                    Exhibit (11)

                               THE LTV CORPORATION
                Calculation of Dilutive Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)


                                                           Year Ended                 Year Ended                  Year Ended
                                                        December 31, 1997         December 31, 1996            December 31, 1995
                                                   ------------------------ ----------------------------   -------------------------
                                                   Shares   Amount     EPS    Shares     Amount     EPS    Shares     Amount    EPS
                                                   ------- -------   ------ ---------   ------- --------   ---------  -------  -----

Income from continuing operations                           $ 30                        $ 109                         $ 185

Preferred stock dividend requirements                         (2)                          (2)                           (2)
                                                            -----                       ------                        ------
                                                              28                          107                           183
Weighted average share base:
     Shares deemed issued pursuant to Joint Plan   60,413                     60,413                        60,409
     Shares issued through public offerings        36,610                     36,610                        36,610
     Shares issued upon exercise of Series A
         Warrants and stock options                   123                        122                           121
     Shares repurchased pursuant to share
         repurchase program                        (1,923)                         -                             -

Common Stock issued (or obligated to issue)
     on June 28, 1994:
     Common Stock held for issuance                 3,328                      3,328                         3,328
     Series A Preferred Stock                       3,328                      3,328                         3,328
     LTV Steel ESOP                                 1,494                      1,494                         1,498
     IRS Settlement Agreement                          65                         65                            65
                                                  --------                  ---------                    ----------
                                                    8,215                      8,215                         8,219
                                                  --------                  ---------                    ----------
Common Stock equivalent shares resulting from
     outstanding Series A Warrants, Stock
         Options and Restricted Stock                 141                         66                            32
Common Stock issuable upon conversion of
     Series B Preferred Stock                         (A)    (A)               2,926        2                2,926        2
Common Stock issuable upon conversion of
     Senior Secured Convertible Notes                   -      -                 (B)        -                5,128        5
                                                  --------  -----           ---------   ------           ----------   ------
                                                  103,579   $ 28             108,352    $ 109              113,445    $ 190
                                                  ========  =====           =========   ======           ==========   ======

DILUTIVE EARNINGS PER SHARE                                        $ 0.27                      $  1.01                        $ 1.68
                                                                   ======                       ======                         =====

(A) Shares are antidilutive in 1997.
(B) Senior Secured Convertible Notes are antidilutive in 1996. These Notes were redeemed in 1997 and are not outstanding at year end.


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